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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DUKE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1740409
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 EAST 96TH STREET
SUITE 100
INDIANAPOLIS, INDIANA 46240
(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-108557

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing 1/10th of a 6.5% Series K	New York Stock Exchange
Cumulative Redeemable Preferred Share

Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The securities of Duke Realty Corporation (the "Registrant") to be registered on the New York Stock Exchange are 6,000,000 Depositary Shares (the "Depositary Shares"), each representing 1/10th of a 6.5% Series K Cumulative Redeemable Preferred Share, $0.01 par value, $250.00 liquidation preference (collectively, the "Series K Preferred Shares"), of the Registrant. A description of the Depositary Shares and the Series K Preferred Shares is set forth under the caption "Description of the Series K Preferred Shares and Depositary Shares" on pages S-8 through S-12 of the prospectus supplement dated January 14, 2004, which prospectus supplement was filed on January 16, 2004 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and made a part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-108557). Such description shall be deemed to be incorporated by reference in this Registration Statement.

ITEM 2.    EXHIBITS

  1.
  Second Amended and Restated Articles of Incorporation of the Company, incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed July 16, 1999.

  1.1
  Amendment to the Second Amended and Restated Articles of Incorporation incorporated by reference from Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

  1.2
  Second Amended and Restated Bylaws of the Company, incorporated by reference from Exhibit 3.2 to the Company's Current Report on Form 8-K filed July 16, 1999.

  1.3
  First Amendment to Second Amended and Restated Bylaws of the Company incorporated by reference from Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

  1.4
  Deposit Agreement by and among the Registrant, American Stock Transfer & Trust Company and the holders from time to time of the Depositary Receipts (which includes as an exhibit the form of Depositary Receipt), incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed on February 26, 2004.

  2.
  Designating Amendment to the Third Restated Articles of Incorporation of the Registrant establishing the terms of the 6.5% Series K Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed on February 26, 2004.

  3.
  Form of certificate representing the Series K Preferred Shares, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 26, 2004.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DUKE REALTY CORPORATION

Date: February 26, 2004	By:	/s/ HOWARD L. FEINSAND
	Name:	Howard L. Feinsand
	Title:	Executive Vice President and General Counsel

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  ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
  ITEM 2. EXHIBITS
SIGNATURES